UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2014, ReachLocal, Inc. and Google Inc. entered into an Amendment 2 to the Google Inc. AdWords Reseller Addendum, which amends the Google Inc. AdWords Reseller Addendum, dated April 25, 2011 (the “Americas Agreement”), between the parties. The amendment extends the term of the Americas Agreement by two months to June 30, 2014.

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2014, ReachLocal publicly disseminated a press release announcing financial results for the fourth quarter and fiscal year ended December 31, 2013.

The foregoing description is qualified in its entirety by reference to ReachLocal’s press release, dated February 11, 2014, a copy of which is attached hereto as Exhibit 99.01 and incorporated herein by reference.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 30, 2014, ReachLocal’s board of directors authorized a plan to reduce the company’s North American workforce and real estate obligations and delegated authority to the company’s management to determine specific actions with respect to such plan. On February 7, 2014, ReachLocal’s management implemented the restructuring plan, which will be substantially completed during the first quarter of 2014 and fully completed by year end.

ReachLocal estimates it will incur approximately $1.5 million to $2.5 million in total restructuring charges, of which approximately $1.4 million to $2.0 million are expected to result in future cash expenditures. These first quarter costs will consist of severance and other employee-related costs (approximately $0.4 million to $0.5 million), lease and contract termination costs (approximately $1.0 million to $1.5 million), and other costs (approximately $0.1 million to $0.5 million).

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, including statements relating to, among other things, our expectations related to our restructuring plan and reduction in force, our estimated total restructuring costs, future cash expenditures, and the timing for such estimated charges. These statements reflect ReachLocal’s current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to materially differ from those expressed or implied by the forward-looking statements. More information about these factors and other potential factors that could affect ReachLocal’s business and financial results is contained in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. ReachLocal does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.01	Press Release dated February 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer